EXHIBIT 23.2













INDEPENDENT AUDITORS' CONSENT

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 18, 2001, in Amendment No. 2 to the Registration Statement (Form S-11) and related Prospectus of Intervest Corporation of New York for the registration of $7,250,000 of subordinated debentures.


Richard A. Eisner & Company, LLP

New York,New York
June 20, 2001